UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2013

American Greetings Corporation

(Exact name of registrant as specified in its charter)

Ohio	001-13859	34-0065325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One American Road

Cleveland, Ohio 44144

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (216) 252-7300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.04	TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

On June 28, 2013, American Greetings Corporation (the “Company”) received the notice required by section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974 from the American Greetings Retirement Profit Sharing and Savings Plan (the “Plan”) regarding a “blackout period” with respect to the American Greetings Company Stock Fund (the “Stock Fund”) in the Plan in connection with the proposed acquisition of the Company by a newly organized entity controlled by members of the Weiss family. Also on June 28, 2013, the Company sent a notice of the “blackout period” (the “Prior Notice”) to its directors and executive officers, a copy of which was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on that day. The Prior Notice indicated that the “blackout period” for the Plan was expected to begin on or around August 2, 2013, depending upon the effective date of the acquisition, and end during the calendar week starting Sunday, August 4, 2013.

On July 19, 2013, the Company sent an updated notice (the “Updated Notice”) to its directors and executive officers informing them that the “blackout period” is now expected to begin on or around August 9, 2013, depending on the effective date of the acquisition, and end during the calendar week starting Sunday, August 11, 2013. The change in expected timing of the “blackout period” is attributable to a change in the anticipated date of the special meeting of shareholders and expected effective date of the acquisition. A copy of the Updated Notice is attached as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibit No.	Description

99.1	Notice to Directors and Executive Officers, dated July 19, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Greetings Corporation

Date: July 19, 2013

/s/ Christopher W. Haffke
Christopher W. Haffke
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Notice to Directors and Executive Officers, dated July 19, 2013

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